Exhibit 15.4

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-213457), Form S-8 (No. 333-229055) and Form F-3 (No. 333-237575) of our report dated April 6, 2023 with respect to our audit of the consolidated financial statements of 51Talk Online Education Group as of December 31, 2022 and for the year ended December 31, 2022 appearing in the Annual Report on Form 20-F of 51Talk Online Education Group for the year ended December 31, 2022.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, NY
April 6, 2023